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                                                                     EXHIBIT 4.2

                              INKTOMI CORPORATION

                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement ("Agreement") is made as of September 5, 2002, by and among Inktomi Corporation, a Delaware corporation (the "Company"); Gateway Phoenix Associates, L.P., a California limited partnership ("Gateway"); and 5990 Sepulveda Associates, L.P., a California limited partnership ("Sepulveda"). Gateway and Sepulveda are sometimes referred to collectively herein as the "Purchasers" and individually as a "Purchaser".

     A. Each of Gateway and Sepulveda has purchased shares of the Company's Common Stock pursuant to the Common Stock Purchase Agreement of even date herewith among the Company and the Purchasers (the "Purchase Agreement").

     B. As an inducement to Gateway and Sepulveda to enter into the Lease Termination Agreement of even date herewith among the Company, Gateway and Sepulveda, the Company has agreed to sell and issue shares of its duly authorized Common Stock, par value $0.001 per share, to Gateway and Sepulveda and to grant, with respect to such shares, the registration rights contemplated pursuant to this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Definitions. As used in this Agreement:

          (a) "Common Stock" means the authorized Common Stock, par value $0.001 per share, of the Company.

          (b) "Holder" means (i) a Purchaser or (ii) a transferee to whom registration rights granted under this Agreement are assigned pursuant to
Section 8(a) of this Agreement.

          (c) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (as defined below), and the declaration or ordering of the effectiveness of such registration statement.

          (d) "Registration Expenses" shall mean all expenses incurred in complying with Section 2 of this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company; fees and disbursements (not to exceed $5,000) of one special counsel for the Holders; blue sky fees and expenses; and the expense of any special audits incident to or required by any such registration; provided, however, Registration Expenses shall not include any selling commissions, transfer taxes, or other taxes payable by a Holder.

          (e) "Registrable Securities" means, for each Holder, the number of shares of Common Stock issued to such Holder pursuant to the Purchase Agreement, together with any securities issued or issuable upon any stock split, dividend, or other distribution with respect to such


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Registrable Securities; provided, however, that such shares of Common Stock shall cease to be Registrable Securities at such time as (i) they have been registered for resale pursuant to a prospectus included in the effective registration statement contemplated pursuant to Section 2 hereof, which registration statement has been effective for the period specified in Section 2(b), or (ii) they are otherwise available for resale under Rule 144 of the Securities Act within a single 90 day period.

          (f) "Rule 144 Availability Date" means the date on which all the Registrable Securities may be sold pursuant to Rule 144 of the Securities Act within a single 90 day period.

          (g)  "SEC" means the United States Securities and Exchange Commission.

          (h) "Securities Act" shall mean the United States Securities Act of 1933, as amended.

     2.   Holder Registration.

          (a) The Company shall use its commercially reasonable best efforts to cause the Registrable Securities held by the Holders to be registered under the Securities Act so as to permit the resale thereof, and in connection therewith shall prepare and file with the SEC within thirty (30) days following the date hereof a registration statement on Form S-3 (or if such form is not then available to the Company, such form under the Securities Act as the Company may be required to use to effect the registration contemplated hereby) covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 promulgated by the SEC under the Securities Act; provided, however, if the Company shall furnish to the Holders a certificate signed by an executive officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company or its stockholders for such registration statement to be filed within such thirty (30) day period, then, the Company's obligation to file a registration statement under this Section 2(a) shall be deferred for a period not to exceed thirty (30) days from the date of delivery of such certificate. The offerings made pursuant to such registration shall not be underwritten.

          (b) The Company shall (i) prepare and file with the SEC the registration statement in accordance with Section 2 hereof with respect to the Registrable Securities and shall use commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until the sooner to occur of (A) the date on which all Registrable Securities included within such registration statement have been sold or (B) the Rule 144 Availability Date;
(ii) prepare and file with the SEC such amendments to such registration statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to make and keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities registered by such registration statement; (iii) furnish to each Holder such number of copies of any prospectus (including any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain effective; (iv) use commercially reasonable best efforts to register or qualify the


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Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition of such Registrable Securities in such jurisdictions; (v) notify each Holder, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed; and (vi) otherwise comply with all rules and regulations of the SEC applicable to the registration statement and the resale of the Registrable Securities thereunder.

     3.   Covenants of Holders.

          (a) Legend Requirements. Each Holder acknowledges and agrees that the Common Stock to be issued pursuant to the Purchase Agreement initially will not be registered under the Securities Act in reliance on an the exemption from the registration requirements of Section 5 of the Securities Act set forth in
Section 4(2) thereof. In addition to any legend imposed by applicable state securities laws, each Holder agrees that the certificates representing the shares of Common Stock issued pursuant to the Purchase Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with the Company's transfer agent), stating as follows:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED,
          OR OTHERWISE TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT IS EFFECTIVE COVERING SUCH TRANSFER OR (II) THERE IS AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, OR NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.

          (b) Holders' Representations Regarding Securities Law Matters. Each Holder shall be bound by the following provisions:

              (i) Such Holder will not offer, sell, or otherwise dispose of any shares of Common Stock except in compliance with the Securities Act and the rules and regulations thereunder.

              (ii) Such Holder will not sell, transfer or otherwise dispose of any shares of Common Stock unless (i) such sale, transfer or other disposition is within the limitations of and in compliance with Rule 144 promulgated by the SEC under the Securities Act and the Holder furnishes the Company with reasonable proof of compliance with such Rule; (ii) in the opinion of



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counsel, reasonably satisfactory to the Company and its counsel, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer, or other disposition of Common Stock; or
(iii) the offer and sale of Common Stock is registered under the Securities Act. Notwithstanding the foregoing, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder (i) to a partner or member (including a limited partner) of a Holder who is a partnership or limited liability company; (ii) to any parent or majority-owned subsidiary of any Holder or parent of any Holder or any successor or permitted assignee of any Holder or of any parent of any Holder; (iii) to (x) any taxable REIT subsidiary of Equity Office Properties Trust, a Maryland real estate investment trust, or (y) Equity Office Properties Management Corp., a Delaware corporation, or any one of its subsidiaries; (iv) to the Equity Office Properties Management Corp. Trust, dated March 30, 2001, of which Equity Office Properties Management Corp. is the sole beneficiary; or (v) to any "affiliate" of a Holder (as defined in Rule 12b-2 of the Exchange Act); provided, however, that such transferee shall have agreed in writing to be bound by the terms of this Agreement.

          (c) Limitations on Sales. Each Holder agrees that during the period the Company's registration statement remains effective pursuant to Section 2(b) hereof, such Holder will not offer or sell pursuant to such registration statement more than such Holder's Maximum Weekly Number of Shares during any consecutive five-day trading period. For purposes of this Agreement, the Maximum Weekly Number of Shares applicable to a Holder shall equal twenty percent (20%) of the aggregate number of shares of Common Stock that were originally issued to such Holder pursuant to the Purchase Agreement.

          (d) Notice to Company; Suspension of Prospectus During Pre-Sale Notice Period. During the Pre-Sale Notice Period (as defined below), prior to any proposed offer, sale, transfer, or other disposition of Registrable Securities pursuant to the registration statement filed pursuant to Section 2 of this Agreement, each Holder shall deliver written notice to the Company indicating its intent to effect such offer, sale, transfer, or disposition not less than two business day prior thereto. The Company may by written notice to such Holder delivered within two days of receipt of such notice restrict the proposed offer, sale, transfer, or disposition of such Registrable Securities if the Company, in its reasonable judgment, has determined that such transactions would require public disclosure by the Company of material non-public information that is not included in such registration. Upon receipt of such notice, each Holder agrees not to effect any offer, sale, transfer, or other disposition of Registrable Securities pursuant to such registration statement during the Pre-Sale Notice Period until such Holder has received written notice from the Company that such offer, sale, transfer, or disposition will be permitted. For purposes of this Agreement, the "Pre-Sale Notice Period" shall mean the period beginning on the date hereof and ending on the earlier to occur of (i) January 20, 2003 and (ii) the closing date of the sale by the Company of the Bayside Project (as defined in the Lease Termination Agreement of even date herewith among the Company and the Holders).

          (e) Notice to Holder; Suspension of Prospectus After Pre-Sale Notice Period. After the Pre-Sale Notice Period has expired, the Company may restrict the disposition of Registrable Securities under such registration statement, and the Holders will not be able to offer, sell, transfer, or dispose of any Registrable Securities pursuant to such registration statement, if the Company shall have delivered a notice in writing to the Holders stating that a delay in the


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disposition of such Registrable Securities under such registration statement is necessary because the Company, in its reasonable judgment, has determined that such sales would require public disclosure by the Company of material non-public information that is not included in such registration statement. Upon receipt of such notice, each Holder agrees not to effect any offer, sale, transfer, or other disposition of such Registrable Securities under such registration statement. In the event the Company restricts the disposition of Registrable Securities pursuant to this Section 3(e), the Company shall use its commercially reasonable best efforts to amend such registration statement and/or amend or supplement the related prospectus as necessary to allow the proposed disposition to take place as promptly as practicable, subject, however, to the right of the Company to delay further sales or dispositions of Registrable Securities under such registration statement until the conditions or circumstances referred to in the notice have ceased to exist or have been disclosed. Such right to delay sales pursuant to this Section 3(e) shall not exceed 45 trading days in the aggregate (in addition to the periods under which the Company may restrict sales pursuant to Section 3(d) above).

     4.   Indemnification.

          (a) The Company will indemnify and hold harmless each Holder, each of its officers and directors and partners and members and stockholders and agents, and each person controlling such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the officers, directors, partners, members, agents and employees of each such controlling person, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company or any state securities law applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each Holder, each of its officers and directors and partners and members, and each person controlling such Holder, for any reasonable legal and other expenses incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by a Holder; and provided, further, that the Company will not be liable to any such person or entity with respect to any such untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus that is corrected in the final prospectus filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act (or any amendment or supplement to such prospectus) if the person asserting any such loss, claim, damage or liability purchased securities but was not sent or given a copy of the prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such securities to such person in any case where such delivery of the prospectus (as amended or supplemented) is required by the Securities Act, unless such failure to deliver the prospectus (as




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amended or supplemented) was a result of the Company's failure to provide such prospectus (as amended or supplemented).

          (b) Each Holder participating in the registration described in Section 2 shall indemnify the Company, each of its directors and officers and each person who controls the Company within the meaning of Section 15 of the Securities Act against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Company and such directors, officers and partners and members, persons, or control persons of the Company for any reasonable legal or other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder. The liability of Holder under this Section 4(b) shall not exceed the net proceeds from the offering received by such Holder.

          (c) Each party entitled to indemnification under this Section 4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, except as provided below, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Any Indemnified Party shall reasonably cooperate with the Indemnifying Party in the defense of any claim or litigation brought against such Indemnified Party. To the extent an Indemnified Party elects to participate in the defense of any claim or litigation hereunder, such Indemnified Party shall have the right to employ separate counsel at its own expense; provided, however, that (i) the Indemnifying Party shall pay the reasonable fees and expenses of such separate counsel for the Indemnified Party if such Indemnified Party has received written advice of counsel, reasonably held, that a conflict of interest is likely to exist if the same counsel were to represent both such Indemnified Party and the Indemnifying Party, and (ii) the Indemnified Party shall not be entitled to consent to entry of any judgment or enter into any settlement without the written consent thereto of the Indemnifying Party.



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          (d) If the indemnification provided for in this Section 4 is for any reason not available to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or the alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4(d) were determined by pro rata allocation or by any other method or allocation that does not take into account the equitable considerations set forth in this paragraph. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The liability of Holder under this Section 4(d) shall not exceed the net proceeds from the offering received by such Holder.

          (e) The obligations of the Company and the Holders under this Section 4 shall survive the completion of any offering of Registrable Securities pursuant to this Agreement.

     5. Expenses. All Registration Expenses incurred in connection with any registration pursuant to Section 2 shall be borne by the Company. All other expenses shall be borne by the Holders.

     6. Information by Holder. Each Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by it, the manner in which such Holder holds any securities of the Company and the distribution proposed by such Holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

     7. Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to use commercially reasonable best efforts to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the Effective Time;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and



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          (c) furnish to any Holder, so long as the Holder owns any Registrable
Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

     8.   Miscellaneous.

          (a) Limitation on Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may not be assigned by a Holder except (i) in the case of a Holder who is a partnership or limited liability company, to a partner (including a limited partner) of such partnership or a member of such limited liability company; (ii) subject to Section 3 hereof, to a transferee of Registrable Securities who acquires Registrable Securities representing at least 250,000 shares of Common Stock (as adjusted for stock splits or combinations, stock dividends, and similar distributions); (iii) to any parent or majority-owned subsidiary of any Holder or parent of any Holder or any successor or permitted assignee of any Holder or any parent of any Holder; (iv) to (x) any taxable REIT subsidiary of Equity Office Properties Trust, a Maryland real estate investment trust, or (y) Equity Office Properties Management Corp., a Delaware corporation, or any one of its subsidiaries; (v) to the Equity Office Properties Management Corp. Trust, dated March 30, 2001, of which Equity Office Properties Management Corp. is the sole beneficiary; or (vi) to any "affiliate" of a Holder (as defined in Rule 12b-2 of the Exchange Act); provided, however, that in any such event, such transferee shall have agreed in writing to be bound by the terms of this Agreement. Prior to a permitted transfer of some or all of its registration rights under this Agreement, Holder must furnish the Company with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned. No transfer of registration rights under this Agreement shall be permitted if immediately following such transfer the disposition of such Registrable Securities by the transferee is not restricted under the Securities Act.

          (b) Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties to this Agreement, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          (c) Governing Law; Attorneys' Fees. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs, and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable attorneys' fees, costs and expenses of appeals.

          (d) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                                 -8-
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          (e) Entire Agreement. This Agreement, the Purchase Agreement, and the
Lease Termination Agreement and the exhibits and schedules and other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supercede in their entirety all prior understandings and agreements of the parties hereto with respect to the subjects hereof and thereof, all with the intent and effect that such prior agreements and undertakings shall be hereby terminated and shall have no further force or effect.

          (f) Delays and Omissions. Except as expressly provided herein, no delay or omission to exercise any rights, power, or remedy accruing to any Holder or the Company upon any breach or default of a Holder or the Company, as the case may require, under this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

          (g) Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference and are not to be considered in construing this Agreement.

          (h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

          (i) Amendment and Waiver. The Holders of a majority of the Registrable Securities from time to time outstanding may, with the written consent of the Company, amend the registration rights granted hereunder. The Holders of a majority of the Registrable Securities may waive any obligation of the Company hereunder, and the Company may waive any obligations of the Holders hereunder so long as such waiver applies equally to all Holders.

          (j) Notices, Etc. Any request, communication, or other notice required or permitted hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile or delivered by recognized overnight or international courier service or personal delivery (as the situation may require) at the respective address or facsimile number of the party receiving notice as set forth below. Any party hereto may by notice so given change its address or facsimile number for future notice hereunder. All such notices and other communications hereunder shall be deemed given (i) upon confirmation of delivery, if sent by facsimile and (ii) upon delivery, if sent by recognized overnight or international courier service or personal delivery:



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

          (i)  if to the Company, to:

                      Inktomi Corporation
                      4100 East Third Avenue
                      MS FC 2-6
                      Foster City, California 94404
                      Attention:  Joe Eandi
                                  Associate General Counsel and
                                  Director of Corporate Affairs
                      Telephone No.:  (650) 653-2800
                      Facsimile No.:  (650) 653-2891

                      with a copy to:

                      Wilson Sonsini Goodrich & Rosati, P.C.
                      650 Page Mill Road
                      Palo Alto, California 94304
                      Attention: Douglas H. Collom; Robert F. Kornegay Telephone No.: (650) 493-9300
                      Facsimile No.:  (650) 493-6811

        (ii)   if to Gateway or Sepulveda:

                      Gateway Phoenix Associates, L.P. and
                      5990 Sepulveda Associates, L.P.
                      c/o EOP Operating Limited Partnership
                      2 North Riverside Drive, Suite 2100
                      Chicago, Illinois  60606
                      Attn:  Robert Winter
                      Facsimile No.:  (312) 466-3403

                      with copies to:

                      EOP Operating Limited Partnership
                      2 North Riverside Drive, Suite 2100
                      Chicago, Illinois  60606
                      Attn:  Chief Legal Counsel
                      Facsimile No.:  (312) 559-5021

                      and

                      Allen Matkins Leck Gamble & Mallory L.L.P.
                      1901 Avenue of the Stars, Suite 1800
                      Los Angeles, California  90067-6050
                      Attn:  Anton N. Nastis
                      Telephone No.: (310) 788-2400
                      Facsimile No.: (310) 788-2410




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

          (iii) if to any other Holder, to such address as such Holder shall have furnished the Company in writing, or, until any such Holder so furnishes an address to the Company, then to the address of the last Holder of such Shares who has so furnished an address to the Company.

                  [Remainder of page intentionally left blank]




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     IN WITNESS WHEREOF, this Registration Rights Agreement has been executed by the undersigned as of the date first above written:

        "COMPANY"            INKTOMI CORPORATION

                             By:  /s/ Randy Gottfried
                                ----------------------------------------
                                  Randy Gottfried
                                  Senior Vice President
                                  Chief Financial Officer and Secretary

        "GATEWAY"            GATEWAY PHOENIX ASSOCIATES, L.P.,
                             a California limited partnership

                             By:  Cornerstone Holdings, LLC, a Delaware
                                  limited liability company, its general
                                  partner

                             By:  EOP Operating Limited Partnership,
                                  a Delaware limited partnership, its
                                  sole member

                             By:  Equity Office Properties Trust,
                                  a Maryland real estate
                                  investment trust, its general
                                  partner

                                  By:
                                     -------------------------------------
                                  Its:
                                      ------------------------------------



 [Signature Page to Inktomi Corporation Registration Rights Agreement]

        "SEPULVEDA"           5990 SEPULVEDA ASSOCIATES, L.P.,
                              a California limited partnership

                              By: Cornerstone Holdings, LLC, a Delaware
                                  limited liability company, its general partner

                                  By:    EOP Operating Limited Partnership,
                                         a Delaware limited partnership, its
                                         sole member

                                         By:   Equity Office Properties Trust,
                                               a Maryland real estate
                                               investment trust, its general
                                               partner

                                               By:
                                                  -----------------------------

                                               Its:
                                                   ----------------------------

 [Signature Page to Inktomi Corporation Registration Rights Agreement]



                                 -13-